UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OWENS REALTY MORTGAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported): July 5, 2018

OWENS REALTY MORTGAGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events

On July 5, 2018, Owens Realty Mortgage, Inc. (the “Company”) issued a press release titled, “Owens Realty Mortgage, Inc. Sends Letter Setting the Record Straight and Refuting the Hovde Group’s False Assertions”. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements about the Company’s business, financial condition and prospects, and anticipated events, including the items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to materially differ from the forward-looking statements made in this Current Report and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identities of the Company’s directors and executive officers, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2018 Annual Meeting. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge in the “SEC Filings & Reports” section of the Company’s website at www.owensmortgage.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Owens Realty Mortgage, Inc., issued on July 5, 2018, titled “Owens Realty Mortgage, Inc. Sends Letter Setting the Record Straight and Refuting the Hovde Group’s False Assertions”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS REALTY MORTGAGE, INC., a Maryland corporation

Date: July 5, 2018	By:	/s/ Bryan H. Draper
	Name:	Bryan H. Draper
	Title:	President and Chief Executive Officer

Exhibit 99.1

OWENS REALTY MORTGAGE, INC. SENDS LETTER SETTING THE RECORD STRAIGHT AND
REFUTING THE HOVDE GROUP’S FALSE ASSERTIONS

WALNUT CREEK, Calif., July 5, 2018 -- Owens Realty Mortgage, Inc. (NYSE American: ORM) (the “Company” or “ORM”) today announced that it has sent a letter to its stockholders. A full copy of the letter can be found below:

VOTE FOR OWENS REALTY MORTGAGE’S DIRECTOR NOMINEES
BRYAN DRAPER AND JAMES KESSLER ON THE WHITE PROXY CARD TODAY

July 5, 2018

Dear Fellow Stockholders,

If you support directors that continue to execute our strategic plan to return capital to stockholders through consistent and growing dividends, responsible stock repurchases and deploying capital to drive future dividend yield and equity growth – vote for Bryan Draper and James Kessler on the WHITE proxy card today.

When voting your shares, consider the clear difference in plans for your company:

ORM, Bryan Draper and James Kessler	THE HOVDE GROUP, Steven Hovde and James Hua
Increasing Stockholder Returns	Short-Term Liquidation Strategy
Responsible Share Repurchases and Dividend Growth	Recklessly Aggressive Share Repurchase Could Jeopardize Your Investment
Aligned with All Stockholders Owners of 4.48% of the Company Buying Stock Consistently Since Public Listing	Not Aligned with All Stockholders Sought Buyout at $18.25 Intends to Sell Shares in a Year or Less Already Selling Shares[1]

SETTING THE RECORD STRAIGHT FOR ALL STOCKHOLDERS – DO NOT LET THE HOVDE GROUP’S
DISTORTIONS MISLEAD YOU

1.	FACT: Your Board Has Delivered Outstanding Returns Over the Past 5 Years:

Do not be fooled by the Hovde Group’s use of financial data that goes back 10+ years. The Hovde Group appears to be using this timeframe to cherry-pick financial results from an industry-wide financial crisis to misleadingly distract stockholders from our outstanding returns since our stock has been able to appreciate on a public exchange. It is a fact that since the Company’s public listing as a REIT2, we have delivered an 87% total stockholder return. Over the same period, the median of the Company’s peers fell by 6%.3

1 On May 31, 2018, the Hovde Group sold 10,000 shares per pg. 25 of the Hovde Group’s definitive proxy statement

2 Since July 1, 2013 through May 9, 2018 (the day of first public filing by the Hovde Group)

3 Peer Group includes: Arbor Realty Trust, Ares Commercial Real Estate Corp., Ladder Capital Corp., Sutherland Asset Management, and iStar Inc.

2.	FACT: ORM Continues to Pay Consistent and Increasing Dividends:

Do not be misdirected by the Hovde Group’s dividend yield calculations. The Hovde Group’s calculation of dividend yield has an inverse relationship with share price. It is a fact, however, that we have paid consistent dividends since our public listing in 2013. Over the past five years, stockholders have received $1.64/share in dividends, with a 100% increase in dividends paid since 2018. In other words, all things being equal, companies with appreciating shares should have lower dividend yields. Because ORM’s stock price has significantly outperformed its peer group in total stockholder return, we have a lower dividend yield.

2

3.	FACT: Permanently Reduced Fees Paid to ORM’s External Manager are Received as Gross Revenue and NOT Net Income:

Do not be tricked by the Hovde Group’s misrepresentations about fees paid to ORM’s external manager. The Hovde Group deceptively compares these fees to net income to the external manager when they can only be appropriately compared to gross revenue. The fact remains that less than 1/3 of ORM’s gross revenue has been paid to its external manager in fees since our public listing 5 years ago. In addition, over the course of several years, the independent members of your Board have been working closely with leading financial consultant, FTI, and recently negotiated a permanent reduction in fees paid to ORM’s external manager. This has already resulted in a 22.2% fee reduction, comparing Q1 2018 to Q1 2017. As of last quarter, our management fees were among the lowest of our peers.

THE HOVDE GROUP’S INTERESTS ARE NOT ALIGNED WITH ALL STOCKHOLDERS

THE HOVDE GROUP IS FOCUSED ON SELLING ITS STOCK AS SOON AS POSSIBLE	YOUR BOARD HAS BEEN BUYING STOCK

The Hovde Group’s and its nominees’ interests are not aligned with all stockholders. It has made clear that it is looking to sell its stock within a year, but ideally as soon as possible. In fact, the Hovde Group wanted your Board to buy back its shares at $18.25 per share just a few months ago. It has since started selling stock. As of May 31, 2018, it sold 10,000 shares when our stock hit $17 per share.

It is therefore hardly a surprise that the Hovde Group and its nominees have also made clear that it intends to pursue strategies, such as overly aggressive share repurchases, to cater to its short-term intentions to sell its stock. Aggressively repurchasing shares poses a serious risk of liquidation. If the Company were to use all of its cash to repurchase shares, it would effectively stall the Company’s bridge lending business. Without deal flow, opportunities to grow our loan portfolio would evaporate, leading to no other option but commencing liquidation in the near term (permitting the Hovde Group to exit its investment on an expedited timetable).

Your Board, however, believes that stockholders should have representation the boardroom. This is why, in order to allay our concerns about the short-term mandates of the Hovde Group and its nominees, we proposed several constructive settlement options. These included that the Hovde Group identify with us a mutually agreeable female director to represent its interests on the Board. The Hovde Group categorically rejected all of our settlement proposals.

3

In the meantime, your Board’s interests remain aligned with the interests of all stockholders. Indeed, while the Hovde Group has been selling stock, your Board has been buying stock. Your directors and management purchased over 64,000 shares during the last open buying window. They have, in fact, bought shares in 8 out of the last 11 open buying windows since the Company’s public listing 5 years ago.

Your Board has also increased its diversity and independence, including with the recent appointment of Ann Marie Mehlum. Currently, 66.7% of your Board is comprised of independent directors and former lead independent director, Dennis Schmal, now serves in the role of independent Chairman of the Board. The Board has also implemented, among other stockholder-friendly initiatives, director and officer stock ownership guidelines and a majority voting standard for uncontested director elections. These initiatives were set in motion long before the Hovde Group commenced its campaign against ORM.

ORM’S NOMINEES, BRYAN DRAPER AND JAMES KESSLER, ARE BEST QUALIFIED
TO SERVE ALL STOCKHOLDERS

As a stockholder, you have the ability to protect your investment by voting for our highly qualified nominees – Bryan Draper (also the Company’s CEO) and James Kessler. Mr. Draper’s extensive experience in the commercial mortgage financing and real estate industries, including REO dispositions, credit facilities, and risk oversight, along with his CPA certification and accounting and financial expertise make him well qualified to serve as a director of the Company. Likewise, Mr. Kessler’s extensive experience in real estate investment, development, business operations and management industries, including his positions in two publicly traded REITs, strengthens our Board’s collective qualifications, skills, experience and viewpoints. Mr. Draper and Mr. Kessler bring decades of industry-specific credentials that contribute greatly to the composition of your Board, the ongoing successful execution of the Company’s strategic plan and the long-term value of your investment.

WE URGE YOU TO VOTE THE WHITE PROXY CARD
AND SUPPORT OUR HIGHLY QUALIFIED NOMINEES

You may vote by telephone, Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Your vote is extremely important. Please discard any gold proxy cards you have received from the Hovde Group. If you have already returned a gold proxy card, you can change your vote simply by signing, dating and returning a WHITE proxy card today. Only your latest dated proxy card will be counted.

If you have questions about how to vote your shares, please contact Georgeson, LLC, our proxy solicitor, at (888) 206-5970 or ORM@Georgeson.com.

We are extremely honored to serve on behalf of you, our stockholders. Your Board and management team are committed to constructive engagement with our stockholders and maximizing the value of your investment.

On behalf of the Board, thank you for your continued support.

Very truly yours,

The Owens Realty Mortgage Board

VOTE ON THE WHITE PROXY CARD TODAY
BRYAN DRAPER	JAMES KESSLER

4

THROW AWAY THE GOLD CARD OR ANY OTHER PROXY MATERIALS

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of commercial real estate mortgage loans. We provide customized, short-term acquisition and transition capital to small balance and middle-market investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term stockholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company’s plans, strategies, prospects, and anticipated events, including the Hovde Group’s plans and the transactions or other items discussed in this press release, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identities of the Company’s directors and executive officers, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2018 Annual Meeting. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge in the “SEC Filings & Reports” section of the Company’s website at www.owensmortgage.com.

5